Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FIRST-QUARTER 2012 RESULTS

BEDFORD, Mass – April 26, 2012 – Interactive Data Corporation today reported its financial results for the first quarter ended March 31, 2012. Interactive Data’s first-quarter 2012 revenue increased 2.4% to $216.5 million from $211.5 million in the first quarter of 2011. First-quarter 2011 revenue was reduced by $0.6 million due to the purchase accounting for the amortization of acquisition-related deferred revenue. Excluding the impact of changes in foreign exchange rates and the reduction in first-quarter 2011 revenue associated with the acquisition-related deferred revenue adjustment, Interactive Data’s organic (non-GAAP) revenue grew 2.5% from the first quarter in 2011.

Interactive Data’s first-quarter 2012 income from operations was $29.0 million, compared with income from operations of $17.5 million in the same period one year ago. Non-GAAP adjusted EBITDA, which excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course, for the first quarter of 2012 was $76.4 million, compared with $76.8 million in the same period one year ago.

“During the first quarter of 2012, Interactive Data generated modest revenue growth, maintained solid profitability and produced strong cash flow despite challenging market conditions,” stated Mason Slaine, Interactive Data’s chairman, president and chief executive officer. “We made good progress with key product and technology development initiatives, which are resonating among customers and prospects. Moving forward, we remain focused on reengineering our technical infrastructure, expanding our market coverage and driving product innovation, all of which we believe is fundamental to delivering compelling value to customers worldwide and fueling our long-term growth.”

Segment Reporting and Related Operating Highlights

As previously disclosed, effective for the fourth quarter of 2011, Interactive Data’s two reportable segments were reorganized as Pricing and Reference Data, and Trading Solutions. The change was made in response to operational and organizational initiatives undertaken during the preceding year and completed in the fourth quarter, and reflects the way the Company currently approaches the market and analyzes operating performance. The Pricing and Reference Data segment represents the Company’s evaluated pricing, reference data and fixed income analytics product areas. The Trading Solutions segment represents the Company’s real-time data feeds, ultra low latency infrastructure services, hosted web applications and workstations. Historical financial results have been reclassified to reflect this change.

Pricing and Reference Data Segment:

•

Interactive Data’s Pricing and Reference Data segment reported first-quarter 2012 revenue of $149.7 million, a 3.8% increase over the first quarter of 2011. Excluding the effects of foreign exchange and the reduction of $0.5 million in first-quarter 2011 revenue associated with the acquisition-related deferred revenue adjustment, first-quarter 2012 organic (non-GAAP) revenue for this business increased by 3.8% from the same period last year. The first-quarter 2012 organic revenue performance primarily reflects expansion in its evaluated pricing and reference data services product areas in the U.S. and Asia Pacific regions. Earlier this month, the Company expanded coverage and delivered new enhancements to its global Corporate Actions Service, and launched an upgraded version of Vantage, its innovative Web application that provides transparency into the fixed income market and its evaluated prices.

Trading Solutions Segment:

•

Interactive Data’s Trading Solutions segment generated first-quarter 2012 revenue of $66.9 million, compared with $67.3 million in the same quarter last year. Excluding the effects of foreign exchange and the reduction of $0.2 million in first-quarter 2011 revenue associated with the acquisition-related deferred revenue adjustment, first-quarter 2012 organic (non-GAAP) revenue for this business was essentially unchanged. Continued growth of Interactive Data 7ticks trading infrastructure services area and modest expansion within the hosted web applications area were offset by lower real-time feeds and active trader-related workstation revenue. In addition, first-quarter 2011 Trading Solutions revenue benefited from higher one-time revenue in the trading infrastructure services area related to new client installations. During the first quarter of 2012, the Company significantly expanded the global connectivity for its Interactive Data 7ticks® network, extending the coverage to over 50 markets worldwide. In addition, the Company enhanced its PrimeTerminal and eSignal offerings for the wealth and active trader markets, respectively, with new content, features and capabilities.

Other First-Quarter 2012 Financial Highlights

Effects of Foreign Exchange:

•	The net effect of foreign exchange on first-quarter 2012 operating results was immaterial.

Balance Sheet Highlights:

•

As of March 31, 2012, Interactive Data had cash, cash equivalents and short-term investments of $218.7 million, compared with $136.4 million at the same time last year and $262.2 million at the end of 2011. The Company’s total debt outstanding as of March 31, 2012, was approximately $2.0 billion. During the first quarter of 2012, the Company made principal repayments of $32.3 million on its term-loan facility.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s first-quarter 2012 results on Friday, April 27, 2012 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1057 and the related access code is IDCQ112. For those who cannot listen to this broadcast, a replay of the call will be available from April 27, 2012 at 12:00 p.m. until Friday, May 4, 2012 at 12:00 p.m., and it can be accessed by dialing (402) 220-7214 or (800) 756-8809 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements about remaining focused on reengineering our technical infrastructure, expanding our market coverage and driving product innovation, which we believe is fundamental to delivering compelling value to customers worldwide and fueling our long-term growth . Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk on our variable rate debt (to the extent the risk is not mitigated by the interest rate hedge and cap arrangements that we may have in place from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended March 31,
	2012	2011
REVENUE	$216,532	$211,456

COSTS AND EXPENSES:
Cost of services	74,674	71,440
Selling, general and administrative	68,608	64,615
Depreciation	9,644	9,998
Amortization	34,557	47,898

Total costs and expenses	187,483	193,951

INCOME FROM OPERATIONS	29,049	17,505

Interest expense, net	(37,824)	(41,897)
Other income (expense), net	247	(351)
Loss on extinguishment of debt	—	(25,450)

LOSS BEFORE INCOME TAXES	(8,528)	(50,193)

Income tax expense (benefit)	264	(23,007)

NET LOSS	$(8,792)	$(27,186)

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011
ASSETS	(Unaudited)
Assets:
Cash and cash equivalents	$204,020	$262,152
Short-term investments	14,710	—
Accounts receivable, net	132,875	118,248
Prepaid expenses and other current assets	25,977	27,419
Income tax receivable	6,255	6,251
Deferred income taxes	40,120	42,281

Total current assets	423,957	456,351

Property and equipment, net	127,483	122,289
Goodwill	1,643,269	1,637,126
Intangible assets, net	1,791,705	1,818,117
Deferred financing costs, net	51,978	54,478
Other assets	4,997	5,310

Total Assets	$4,043,389	$4,093,671

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, trade	$17,518	$17,911
Accrued liabilities	72,860	89,214
Borrowings, current	13,450	56,417
Interest payable	12,627	30,584
Income taxes payable	18,526	7,008
Deferred revenue	31,472	24,944

Total current liabilities	166,453	226,078

Income taxes payable	6,342	10,906
Deferred tax liabilities	638,390	647,090
Other liabilities	61,382	59,908
Borrowings, net of current portion and original issue discount	1,942,513	1,929,784

Total Liabilities	2,815,080	2,873,766

Equity:
Common stock	—	—
Additional paid-in-capital	1,334,378	1,333,344
Accumulated loss	(132,371)	(123,579)
Accumulated other comprehensive income	26,302	10,140

Total Equity	1,228,309	1,219,905

Total Liabilities and Equity	$4,043,389	$4,093,671

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows provided by operating activities:
Net loss	$(8,792)	$(27,186)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,201	57,896
Amortization of deferred financing costs and accretion of note discounts	4,593	4,666
Deferred income taxes	(8,003)	(25,212)
Stock-based compensation	831	768
Non-cash interest expense	376	—
Provision (recovery) for doubtful accounts and sales credits	4,054	(747)
Loss on dispositions of property and equipment	14	12
Loss on extinguishment of debt	—	25,450
Changes in operating assets and liabilities, net	(35,496)	(26,841)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,778	8,806

Cash flows (used in) investing activities:
Purchase of property and equipment	(14,620)	(7,792)
Business and asset acquisitions, net of acquired cash	—	19
Purchase of short-term investments	(14,677)	—

NET CASH (USED IN) INVESTING ACTIVITIES	(29,297)	(7,773)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of long-term debt, net of issuance costs	—	1,358
Principal payments on long-term debt	(32,331)	—
Principal payments on capital leases	(89)	—
Proceeds from issuance of restricted parent company common stock	—	8,850
Payment of interest rate cap	(416)	—

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(32,836)	10,208

Effect of change in exchange rates on cash and cash equivalents	2,223	1,482

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(58,132)	12,723
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	262,152	123,704

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$204,020	$136,427

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2012	2011	Change
Revenue	$216,532	$211,456	2.4%
Total deferred revenue adjustment	—	641	—

Non-GAAP revenue before total deferred revenue adjustment	216,532	212,097	2.1%
Total effects of foreign exchange	950	—	—

Total organic (non-GAAP) revenue	$217,482	$212,097	2.5%

Interactive Data Pricing and Reference Data Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2012	2011	Change
Pricing and Reference Data Revenue	$149,660	$144,138	3.8%
Effects of deferred revenue adjustment	—	450	—

Non-GAAP revenue before effects of deferred revenue adjustment	149,660	144,588	3.5%
Effects of foreign exchange	365	—	—

Total organic (non-GAAP) revenue	$150,025	$144,588	3.8%

Interactive Data Trading Solutions Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended March 31,
	2012	2011	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$27,226	$27,876	-2.3%
Hosted Web Applications and Workstations	39,646	39,442	0.5%

Total Trading Solutions Revenue	$66,872	$67,318	-0.7%
Effects of deferred revenue adjustment	—	191	—

Non-GAAP revenue before effects of deferred revenue adjustment	$66,872	$67,509	-0.9%
Effects of foreign exchange	585	—	—

Total organic (non-GAAP) revenue	$67,457	$67,509	-0.1%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended March 31,
	2012	2011
Net Loss	$(8,792)	$(27,186)
Interest expense	37,824	41,897
Other (income) expense	(247)	351
Income tax expense (benefit)	264	(23,007)
Depreciation and amortization	44,201	57,896

EBITDA	$73,250	$49,951
Adjustments:
Stock-based compensation	831	768
Other non-recurring charges[2]	809	25,911
Other charges[3]	1,531	209

Total Adjustments	3,171	26,888
Adjusted EBITDA	$76,421	$76,839
Adjusted EBITDA Margin[4]	35.3%	36.2%
Other Adjustments
Pro forma cost savings[5]	7,500	7,500

Pro Forma Adjusted EBITDA	$83,921	$84,339

Pro Forma Adjusted EBITDA Margin[4]	38.8%	39.8%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.

[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).

[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing Twelve Months Ended March 31, 2012
	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012
Net (Loss) Income	$(10,067)	$9,848	$(1,911)	$(8,792)	$(10,922)
Interest expense	38,738	38,390	38,095	37,824	153,047
Other expense (income)	2,387	(30)	1,011	(247)	3,121
Income tax (benefit) expense	(10,855)	(17,433)	(3,960)	264	(31,984)
Depreciation and amortization	59,011	51,141	46,420	44,201	200,773

EBITDA	$79,214	$81,916	$79,655	$73,250	$314,035

Adjustments:
Stock-based compensation	1,020	952	1,489	831	4,292
Other non-recurring charges[2]	745	2,679	557	809	4,790
Other charges[3]	704	1,814	1,756	1,531	5,805

Total Adjustments	2,469	5,445	3,802	3,171	14,888

Adjusted EBITDA	$81,683	$87,361	$83,457	$76,421	$328,923

Adjusted EBITDA Margin[4]	37.7%	40.1%	37.6%	35.3%	37.7%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$89,183	$94,861	$90,957	$83,921	$358,923

Pro Forma Adjusted EBITDA Margin[4]	41.2%	43.5%	41.0%	38.8%	41.1%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.

[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by non-GAAP revenue (total revenue less deferred revenue adjustment).

[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended March 31,
	2012	2011	Change
Adjusted EBITDA	$76,421	$76,839	-0.5%
Capital Expenditures	14,620	7,792	87.6%

Free Cash Flow	$61,801	$69,047	-10.5%